EXHIBIT 4.14
Stock Subscription Warrant issued by the Company to David A. Belford, dated February 5, 1999


THE WARRANT AND ANY SHARES OF COMMON STOCK ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR MESSRS. STROOCK & STROOCK & LAVAN LLP OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A "NO ACTION" LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE.

No. W - 1 A                                           Warrant to Subscribe for
                                                      2,000,000 Shares

                           STOCK SUBSCRIPTION WARRANT

                  To Subscribe for and Purchase Common Stock of
                                 ROOM PLUS, INC.

THIS CERTIFIES that, for value received,

                                David A. Belford
                                ----------------

or registered assigns is entitled to subscribe for and purchase from Room Plus, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of New York, at the price of $0.75 per share (subject to adjustment as noted below) (the "Exercise Price") at any time and from time to time after the date hereof and before 5:00 P.M., New York City time, on July 31, 2003 (the "Exercise Period"),

                                   Two Million
                                 ---------------

fully paid and nonassessable shares of the Company's Common Stock (subject to adjustment as noted below).

        This Warrant is subject to the following provisions, terms and conditions:

        1. Exercise of This Warrant. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (properly endorsed if required) at the office of the Company, 91 Michigan Avenue, Paterson, New Jersey 07053, or such other office or agency of the Company as the Company may designate by notice in writing to the holder hereof at the

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address of such holder appearing on the books of the Company, at any time during the Exercise Period upon payment to it of the Exercise Price for such shares.
The Exercise Price for shares of Common Stock issuable upon exercise of this Warrant shall be payable as follows: (a) by payment to the Company of the Exercise Price in cash, by check or by wire transfer of funds; (b) by surrender to the Company for cancellation of securities of the Company having a Market Price (as defined in Section 3C(8) hereof) on the date of exercise equal to the Exercise Price for such shares; (c) by surrender to the Company for cancellation of notes or debt securities of the Company having a principal balance plus accrued interest on the date of exercise equal to the Exercise Price for such shares or (d) by a combination of the methods described in clauses (a), (b) and
(c) above. In lieu of exercising the Warrant, the holder may elect to receive a payment equal to the difference between (i) the Market Price of the number of shares of Common Stock for which the payment is elected and (ii) the Exercise Price with respect to such shares, payable only in shares of Common Stock valued at Market Price on the date of exercise. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares of stock so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding five (5) days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

        2.     Reservation, Issuance and Listing of Stock.

        2A. The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issue upon exercise of the Warrant, such number of shares of Common Stock as shall then be issuable upon exercise of the Warrant. The Company will, at its expense, use its best efforts to cause such shares to be listed (subject to issuance or notice of issuance) on all stock exchanges, if any, on which the Company's Common Stock may become listed during the Exercise Period.

        2B. The Company covenants that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens, charges and security interests with respect to the issue thereof.

        2C. Before or concurrently with the taking of any action which could cause an adjustment pursuant to Section 3 reducing the Exercise Price below the then par value (if any) of the Company's Common Stock, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such Exercise Price as so adjusted.

        3. Exercise Price. The above provisions are, however, subject to the following:

        3A. Initial Exercise Price; Adjustment of Number of Shares. The initial Exercise Price of $0.75 per share shall be subject to adjustment from time to time as hereinafter provided.

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Upon each adjustment of the Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

        3B. Adjustment of Exercise Price. Except as provided in paragraph 3F, if and whenever subsequent to the issuance of this Warrant the Company shall issue or sell any shares of its Common Stock (including shares now or hereafter held in the treasury of the Company but not including shares issued upon the exercise of this Warrant) for a consideration per share less than the Exercise Price in effect on the date of such issue or sale, and/or the Company shall issue or sell any shares of Common Stock for a consideration per share less than the Market Price on the date of such issue or sale, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the lower of the prices (calculated to the nearest cent) determined as follows:

               (i) by dividing (1) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price, and (bb) the consideration, if any, received by the Company upon such issue or sale, by (2) the total number of shares of Common Stock outstanding immediately after such issue or sale; and

               (ii) by multiplying the Exercise Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Market Price immediately prior to such issue or sale plus (2) the consideration received by the Company upon such issue or sale, and the denominator of which shall be the product of (3) the total number of shares of Common Stock outstanding immediately after such issue or sale, multiplied by (4) the Market Price immediately prior to such issue or sale.

        No adjustment of the Exercise Price however shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more, provided that upon any adjustment of the Exercise Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the Exercise Price.

        3C. Provisions Relating to Adjustment of Exercise Price. For the purpose of subsection 3B, the following paragraphs 3C(1) to 3C(9), inclusive, shall also be applicable:

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                      3(C)1 Issuance of Rights, Options or Warrants -- In case
               at any time the Company shall grant (whether directly or by assumption in a merger or otherwise) any rights (other than the Warrant) to subscribe for or to purchase, or any options or warrants for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such rights or options or warrants or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or warrants or upon conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options or warrants, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options or warrants, plus, in the case of such rights or options or warrants which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or warrants or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options or warrants) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options or warrants (or less than the Market Price determined as of the date of the granting of such rights or options or warrants, as the case may be), then the total maximum number of shares of Common Stock issuable upon the exercise of rights or options or warrants or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options or warrants shall (as of the date of granting of such rights or options or warrants) be deemed to have been issued for such price per share. Except as otherwise provided in paragraph 3C(3), no adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or warrants or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                      3C(2) Issuance of Convertible Securities - In case the
               Company shall issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect

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               immediately prior to the time of such issue or sale (or less than the Market Price, determined as of the date of such issue or sale of such Convertible Securities, as the case may be), then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share. If any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option or warrant to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this paragraph 3C, no further adjustment of the Exercise Price shall be made by reason of such issue or sale. Except as otherwise provided in paragraph 3C(3), no adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                      3C(3) Change in Purchase Price or Conversion Rate -- Upon
               the happening of any of the following events, namely, if the purchase price provided for in any right, option or warrant referred to in the first sentence of paragraph 3C(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security referred to in the first sentence of paragraph 3C(1) or 3C(2), or the rate at which any Convertible Securities referred to in the first sentence of paragraph 3C(1) or 3C(2) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such rights, options, warrants or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such right, option or warrant or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such right, option, warrant or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right, option or warrant referred to in the first sentence of paragraph 3C(1) shall decrease or the rate at which any Convertible Securities referred to in the first sentence of paragraph 3C(1) or 3C(2) are convertible into or exchangeable for Common Stock shall increase at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right, option or warrant or upon conversion or exchange of any such Convertible Security, the Exercise Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have obtained had such right, option, warrant or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of

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               the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby decreased.

                      3C(4) Stock Dividends -- In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                      3C(5) Consideration for Stock -- In case any shares of
               Common Stock or Convertible Securities or any rights or options or warrants to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options or warrants to purchase any such Common Stock or Convertible Securities shall be issued or sold in whole or in part for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options or warrants to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights, options or warrants, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Exercise Price, the determination of the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such merger, conversion or sale, for purposes of subsection 3G shall be made after giving effect to such adjustment of the Exercise Price.

                      3C(6) Record Date -- In case the Company shall take a
               record of the holders of its Common Stock for the purpose of entitling them (a) to receive a

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               dividend or other distribution payable in Common Stock or in
               Convertible Securities, or (b) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                      3C(7) Treasury Shares -- The number of shares of Common
               Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this subsection 3C.

                      3C(8) Definition of Market Price -- The Market Price of a
               share of Common Stock or other securities on any day shall mean the average closing price of a share of Common Stock or other security for the 5 consecutive trading days preceding such day on the principal national securities exchange or Nasdaq system on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange or Nasdaq system, the average of the reported bid and asked prices during such 5 trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business selected by the Company, or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, if the shares of Common Stock or securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly by the Company and the holder of this Warrant; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by the Board of Directors of the Company.

                      3C(9) Determination of Consideration in Connection with
               Certain Acquisitions -- Anything in paragraph 3C(5) to the contrary notwithstanding, in the case of an acquisition where all or part of the purchase price is payable in Common Stock or Convertible Securities but is stated as a dollar amount, where the Company upon making the acquisition pays only part of a maximum dollar purchase price which is payable in Common Stock or Convertible Securities and where the balance of such purchase price is deferred or is contingently payable under a formula related to earnings over a period of time, (i) the consideration received for any Common Stock or Convertible Securities delivered at the time of the acquisition shall be deemed to be such part of the total consideration as the portion of the dollar purchase price then paid in Common Stock or Convertible Securities bears to the total maximum dollar purchase price payable in Common Stock or Convertible Securities, and (ii) in connection with each issuance of additional Common Stock or Convertible Securities pursuant to the terms of the

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               agreement relating to such acquisition, the consideration
               received shall be deemed to be that portion of the dollar purchase price then and theretofore paid in Common Stock or Convertible Securities, multiplied by a fraction, the numerator of which shall be the number of shares (or in the case of Convertible Securities other than stock, the aggregate principal amount) then issued and the denominator of which shall be the total number of shares (or in the case of Convertible Securities other than stock, the aggregate principal amount) then and theretofore issued under such acquisition agreement. In the event that only a part of the purchase price for an acquisition is paid in Common Stock or Convertible Securities in the manner referred to in this paragraph 3C(9), the term "total consideration" as used in this paragraph 3C(9) shall mean that part of the aggregate consideration as is fairly allocable to the purchase price paid in Common Stock or Convertible Securities in the manner referred to in this paragraph 3C(9), as determined by the Board of Directors of the Company.

        3D. Adjustment for Certain Special Dividends. In case the Company shall declare a dividend upon the Common Stock payable otherwise than out of consolidated earnings or consolidated earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (except in Common Stock or Convertible Securities or rights or options or warrants to purchase Common Stock or Convertible Securities, but including other securities), the Exercise Price in effect immediately prior to the declaration of such dividend shall be reduced (to the extent payable otherwise than out of consolidated earnings or consolidated earned surplus) by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of the Common Stock, or in the case of any other dividend, to the fair value thereof per share of the Common Stock as determined by the Board of Directors of the Company. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or surplus (other than revaluation or paid-in-surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined.

        3E. Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

        3F. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in connection with the issuance of stock options pursuant to any stock option plan adopted by the Board of Directors of the Company or the issuance of stock on the exercise or conversion of securities of the Company outstanding prior to the date hereof.

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        3G. Reorganization, Reclassification, Consolidation, Merger or Sale. If
the Company shall effect a reorganization, shall merge with or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business and, pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, property or assets of the Company, successor or transferee or an affiliate thereof or cash are to be received by or distributed to the holders of Common Stock, then the holder of this Warrant shall have the right thereafter to receive, upon the exercise of this Warrant, the number of shares of stock or other securities, property or assets of the Company, successor, transferee or affiliate thereof or cash receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock equal to that to which the holder of this Warrant upon the exercise thereof immediately prior to such event would be entitled. The provisions of this subsection 3G shall similarly apply to successive reorganizations, mergers, consolidations or dispositions of assets. Upon any reorganization, consolidation, merger or transfer hereinabove referred to, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities, property, assets and cash receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or transfer, as the case may be. The Company shall not effect any such reorganization, consolidation, merger or transfer, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting therefrom or the corporation purchasing such assets shall, by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, (i) assume the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and (ii) agree to be bound by all the terms of this Warrant.

        3H. Notice of Adjustment. Upon any adjustment of the Exercise Price or in the occurrence of any event which should result in an adjustment to the Exercise Price, the Company shall promptly obtain the opinion of a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing selected by the Board of Directors of the Company, which opinion shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such Price upon the exercise of the Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly deliver, by registered or certified mail, postage prepaid, a copy of such accountants' opinion to the registered holder of such Warrant at the address of such holder as shown on the Company's books.

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        3I.    Other Notices.  In case at any time:

                      (1) the Company shall pay any cash dividend on its Common Stock;

                      (2) the Company shall declare any dividend payable in
               stock upon its Common Stock or make any special dividend or other distribution;

                      (3) the Company shall offer for subscription pro rata to
               the holders of its Common Stock any additional shares of stock of any class or other rights;

                      (4) there shall be any capital reorganization, or
               reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                      (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by registered or certified mail, postage prepaid, addressed to the holder of the Warrant at the address of such holder as shown on the books of the Company, of
(1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least ten (10) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

        3J. Certain Events. If any event occurs as to which in the opinion of the Board of Directors the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of the Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an equitable adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to this Section 3 except in the event of a combination of shares of the type contemplated in subsection 3E and then in no event to an amount larger than the Exercise Price as adjusted pursuant to subsection 3E.

        3K. Loan Agreement Adjustment. In addition to the adjustments set forth in this Section 3, the Exercise Price shall be adjusted as set forth in the Loan Agreement dated the date hereof between the Company and the holder of this Warrant.

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        4. Definition of Common Stock. As used herein the term "Common Stock"
shall mean and include the Company's authorized Common Stock as constituted on the date hereof and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or sums or percentage or percentages of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include only shares designated as Common Stock of the Company on the date hereof or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subsection 3F above.

        5. No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

        6. Transfer and Registration of Warrants. This Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company referred to in Section 1 hereof by the holder hereof in person or his duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed may be treated by the Company and all other persons dealing with this Warrant as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

        7. Exchanges of Warrants. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at such office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

        8. No Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon the exercise of the Warrant, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the Market Price of a whole share of Common Stock on the business day preceding the day of exercise.

        9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

        10. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

        11. Notices. Except as otherwise provided herein, any notices hereunder shall be deemed to have been given five (5) days after having been mailed in the United States by registered or certified mail, addressed if given to the Company to the principal office of the Company, Attention: President, or if given to a holder of this Warrant addressed to such holder at his address as the same shall appear on the books of the Company.

        12. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both the Company and the holder hereof. This Warrant is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

        13. Expiration of Warrants. At 5:00 P.M. New York time on the last day of its Exercise Period, the Warrant, if not exercised prior thereto, shall be and become wholly void and of no value.

        IN WITNESS WHEREOF, Room Plus, Inc. has caused this Warrant to be signed by one of its duly authorized officers.

Dated:  February 5, 1999

                                            ROOM PLUS, INC.


                                            By: /s/ Marc Zucker
                                               -----------------------------

                             SUBSCRIPTION AGREEMENT
                  (To be signed only upon exercise of Warrant)


To      ROOM PLUS, INC.:

        The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to
purchase thereunder,            shares of Common Stock of ROOM PLUS, INC. and
herewith (a)makes payment of $           therefor, (b) surrender securities
having a Market Price of $               or (c) elects to receive the difference
between Market Price and the Exercise Price, payable in shares. The undersigned requests that the certificates for such shares be issued in the name of, and delivered
to,                , whose address is                               .


Dated:
      -----------------                     ---------------------------
                                            (Signature must conform in
                                            all respects to name of
                                            holder as specified on the
                                            face of the Warrant)


                                            ---------------------------
                                                   (Address)

                                   ASSIGNMENT
                  (To be signed only upon transfer of Warrant)


        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock of ROOM PLUS, INC. covered thereby set forth hereinbelow unto:


        Name of Assignee           Address                    No. of Shares
        ----------------           -------                    -------------



Dated:            , 19
     -------------  --                      ---------------------------
                                            (Signature must conform in
                                            all respects to name of
                                            holder as specified on the
                                            face of the Warrant)


                                            ---------------------------
                                                   (Address)


Signed in the presence of:


-------------------------